As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neuralstem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Neuralstem, Inc.

9700 Great Seneca Highway

Rockville, Maryland 20850

(301) 366-4841

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paracorp Inc

40 E. Division Street Suite A

Dover, DE  19901

(888)-372-7273

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Raul Silvestre

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering .☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.01(2)	350,650	$1.45	$508,443	$69.35
Common Stock, par value $0.01(2)(3)(4)	1,297,607	$1.45	$1,881,530	$256.64
Common Stock, par value $0.01(2)(3)(5)	510,821	$1.45	$740,690	$101.03
Common Stock, par value $0.01(2)(3)(6)	698,000	$1.45	$1,012,100	$138.05
Common Stock, par value $0.01(2)(3)(7)	10,000	$1.45	$14,500	$1.98
Total	2,867,078		$4,157,263	$567.05

(1)	Pursuant to SEC Rule 416, also covers additional common shares offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices of the registrant’s common stock on May 22, 2013.

(3)	Fee based on exercise price of applicable to shares issuable upon exercise of warrants in accordance with Rule 457(g)

(4)	Represents common shares issuable upon the exercise (at a price of $1.07892 per share) of outstanding warrants.

(5)	Represents common shares issuable upon the exercise (at a price of $0.99 per share) of outstanding warrants.

(6)	Represents common shares issuable upon the exercise (at a price of $1.25 per share) of outstanding warrants.

(7)	Represents common shares issuable upon the exercise (at a price of $1.4375 per share) of outstanding warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to the securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2013

PROSPECTUS

NEURALSTEM, INC.

2,867,078 Shares of Common Stock

This prospectus relates to the resale of up to 2,867,078 shares of our common stock being offered by the selling shareholders listed on page 8. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

Our shares of common stock are quoted on the NYSE: MKT under the symbol “CUR.” On May 22, 2013, the last reported sales price of our common stock was, was $1.43.

Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, MD, telephone number 301-366-4841.

Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on page 6; of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is May [*], 2013

TABLE OF CONTENTS

PROSPECTUS

FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include, but are not limited to, statements about:

•	the success of our research and development activities, the development of a viable commercial product, and the speed with which regulatory authorizations and product launches may be achieved;

•	whether or not a market for our product develops, and, if a market develops, the rate at which it develops;

•	our ability to successfully sell or license our products if a market develops;

•	our ability to attract and retain qualified personnel to implement our business plan and corporate growth strategies;

•	our ability to develop sales, marketing, and distribution capabilities;

•	our ability to obtain reimbursement from third party payers for our proposed products if they are developed;

•	the accuracy of our estimates and projections;

•	our ability to secure additional financing to fund our short-term and long-term financial needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the section captioned “Risk Factors.”

Each forward-looking statement should be read in context with, and in understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as our public filings with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statements contained in this report or any other filing to reflect new events or circumstances unless and to the extent required by applicable law.

All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could differ materially from those included in such forward-looking statements. These cautionary statements should be considered in the context of the risks set forth in Item 1A, "Risk Factors", of Part II of our most recent Quarterly Report on Form 10-Q and in the future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we file. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, the “Risk Factors” sections and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2013 and May 10, 2013, respectively.  As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company” and “Neuralstem” refer to Neuralstem, Inc. and include all of our consolidated subsidiaries.

THE COMPANY

Overview

We are focused on the development and commercialization of treatments based on human neuronal stem cells and the development and commercialization of treatments using small molecule compounds. We are headquartered in Rockville, Maryland and have a wholly-owned subsidiary in China.

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We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of neural stem cell research. We own or exclusively license forty-six (46) U.S. or foreign issued patents and fifty-nine (59) U.S. and foreign patent applications in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. At times, including in the third quarter of 2012 and first quarter of 2013, we have licensed the use of our intellectual property to third parties.

We believe our technology base, in combination with our know-how, and collaborative projects with major research institutions, provide a competitive advantage and will facilitate the development and commercialization of products for use in the treatment of a wide array of neurodegenerative conditions and in regenerative repair of acute disease.

Regenerative medicine is a young and emerging field. Regenerative medicine is the process of creating living, functional tissues to repair or replace tissue or organ function lost due to age, disease, damage, or congenital defects. There can be no assurances that our intellectual property portfolio will ultimately produce viable commercialized products and processes. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team and our facilities, to advance our technologies. In addition, we are pursuing strategic collaborations with members of academia and industry.

Clinical Trials

Clinical Programs

Below is a description of our four most advanced clinical programs, their intended indication, current stage of development and our expected future development plans.

Program	Indication	Development Status	Future Development Plan
NSI - 566	Amyotrophic Lateral Sclerosis (ALS)	Completed Phase I clinical trials. FDA approval to commence Phase II received in April of 2013.	Anticipated to commence the Phase II clinical trials during first half of 2013

NSI – 566	Chronic Spinal Cord Injury	Investigational New Drug Application submitted. FDA approval announced 1/14/13.	Phase I Trial expected to commence during the second half of 2013.

NSI – 566	Motor deficits due to ischemic stroke	Approval to commence combined Phase I/II clinical trials in China.	Anticipated to commence trials during the first half of 2013.

NSI – 189	Major Depressive Disorder	Completed Phase Ia, Phase Ib currently underway, with two cohorts having commenced treatment to date. FDA has approved the dosing of third and final cohorts.	Actively looking to partner development after Phase Ib trial. Final data expected September 2013.

NSI - 566 (Stem Cells).

Amyotrophic Lateral Sclerosis (ALS)

Amyotrophic lateral sclerosis, or ALS, is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. In ALS, nerve cells (neurons) waste away or die, and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. The condition slowly gets worse. When the muscles in the chest area stop working, it becomes hard or impossible to breathe. We believe that NSI-566 may provide an effective treatment for ALS by providing cells which nurture and protect the patients’ remaining motor neurons; and possibly repair some motor neurons which were not dead, but diseased.

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During the first nine months of 2012, we were primarily engaged in conducting the Phase I trial for our proposed treatment of ALS at Emory University in Atlanta Georgia. The purpose of the Phase I trial was to evaluate the safety and transplantation technique of our proposed treatment and procedure. The dosing of patients in the Phase I trial, as designed, was completed in August of 2012. The collection of data for the final trial report ended six months after the last surgery, which was in late February 2013. During the Phase I trial, we treated fifteen patients with eighteen (18) surgeries; of which twelve (12) were transplantation in the lumbar (lower back) region, three (3) in the cervical (upper back) region and three (3) in both the lumbar and cervical regions under our amended protocol. Although initial data from the trial appears promising, the outcome of the trial is uncertain and this trial or future trials may ultimately be unsuccessful. In April of 2013 we received approval from the FDA to commence our Phase II clinical trial. We anticipate commencing the Phase II clinical trial, for our proposed treatment of ALS, during the second quarter of 2013.

Chronic Spinal Cord Injury

A spinal cord injury or SCI generally refers to any injury to the spinal cord that is caused by trauma instead of disease although in some cases, it can be the result of diseases. Chronic Spinal Cord Injury refers to the time after the initial hospitalization. Spinal cord injuries are most often traumatic, caused by lateral bending, dislocation, rotation, axial loading, and hyperflexion or hyperextension of the cord or cauda equina. Motor vehicle accidents are the most common cause of SCIs, while other causes include falls, work-related accidents, sports injuries, and penetrations such as stab or gunshot wounds. In certain instances, SCIs can also be of a non-traumatic origin, as in the case of cancer, infection, intervertebral disc disease, vertebral injury and spinal cord vascular disease. We believe that NSI-566 may provide an effective treatment for Chronic Spinal Cord Injury by “bridging the gap” in the spinal cord created in traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

During the first quarter of 2013, we received approval from the FDA to commence our proposed Phase I clinical trial to treat chronic spinal cord injury. We anticipate the trial will commence during the second half of 2013 with at least 4 different trial sites.

Motor Deficits Due to Ischemic Stroke

Ischemic strokes, the most common type of stroke, occur as a result of an obstruction within a blood vessel supplying blood to the brain. Post-stroke motor deficits include paralysis in arms and legs and can be permanent. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from Ischemic Stroke by both creating new circuitry in the area of injury and through repairing and or nurturing diseased cells to improve function in patients.

In September of 2012, we received approval to commence human clinical trials to treat motor deficits due to ischemic stroke. The trial will be conducted by our wholly owned subsidiary, Neuralstem China, and will utilize our spinal cord stem cells. The trial will be conducted at BaYi Brain Hospital in Beijing, China. The trial approval includes a combined phase I/II/III design and will test direct injections into the brain of NSI-566, the same cell product used in our recently-completed Phase I ALS trial in the United States. The trial is expected to begin in the second quarter of 2013 and is designed to enroll up to 118 patients.

NSI - 189 (Small Molecule Pharmaceutical Compound).

Major Depression Disorder

Major depressive disorder or MDD (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder) is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. We believe that NSI-189 may provide an effective treatment for patients suffering from MDD by structurally rebuilding the hippocampus.

In February of 2011, we commenced the Phase I clinical trial (Phase Ia portion) of our small molecule drug compound, NSI-189, at California Clinical Trials, LLC, in Glendale, California. NSI-189 is being developed for the treatment of major depressive disorder and other psychiatric and/or cognitive impairment indications. NSI-189 is the lead compound in our neurogenerative small molecule drug platform. The purpose of the Phase Ia portion of the trial was to evaluate the safety of the drug in healthy volunteers. The Phase Ia portion tested a single oral administration of NSI-189 in 24 healthy volunteers and was completed in October of 2011. In December of 2011, we received approval from the FDA to commence the Phase Ib portion of the trial. The purpose of the Phase Ib portion of the clinical trial is to determine the safety of the drug at several dosings in actual MDD patients. The Phase Ib portion consists of patients with MDD receiving daily doses for 28 consecutive days. In June of 2012, we dosed our first patient in the Phase Ib portion of the trial. To date, we have dosed two of the three cohorts of patients in the Phase Ib portion of the trial. In April of 2013, the FDA approved us to dose our third and final cohorts of patients. We expect final data from the 1b trial to be available in September 2013. It is still too early in the trial to make any determination as to its level of success, if any.

3

Technology

Stem Cells.

Our technology enables the isolation and large-scale expansion of human neural stem cells from all areas of the developing human brain and spinal cord, thus enabling the generation of physiologically relevant human neurons of all types. We believe that our stem cell technology will assist the body in producing new cells to replace malfunctioning or dead cells as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system or CNS, including: Alzheimer's disease, Parkinson's disease, Multiple Sclerosis, Lou Gehrig’s disease or ALS, depression, and injuries to the spinal cord. We own or exclusively license twenty-nine (29) U.S. and foreign issued patents and thirty-seven (37) U.S. and foreign patent applications related to our stem cell technologies.

To date we have focused our research efforts on applications involving spinal cord stem cells. We believe we have established “proof of principle” for three important spinal cord applications: ALS, Ischemic Spastic Paraplegia and Traumatic spinal cord injury. Of these applications, we have completed our first Phase I trial with regard to ALS and anticipate commencing initial Phase II trials in the first half of 2013. We have also received approval from the United States Food and Drug Administration or FDA to commence a Phase I trial in Chronic Spinal Cord Injury (patients one to two years out from their injury) in complete (no sensory of motor function from the site of the injury down) thoracic patients. We believe that, if successfully developed, stem cell therapeutics have the potential to provide a broad therapeutic approach comparable to traditional pharmaceuticals and genetically engineered biologics.

Small Molecule Pharmaceutical Compounds.

We have developed and patented a series of small molecule compounds (low molecular weight organic compounds which can efficiently cross the blood/brain barrier). We believe that these small molecule compounds will stimulate the growth of new neurons in the hippocampus and provide a treatment for depression, and possibly other cognitive impacting diseases. In mice, our research indicated that our small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. Additionally, our research also indicates that our small molecule compounds stimulate neurogenesis of human hippocampus-derived neural stem cells in vitro. Based on this research, we believe that our small molecule compounds may assist in reversing atrophy in the human hippocampus. Such atrophy has been seen in major depression and other disorders.

We own seventeen (17) U.S. and foreign issued patents and twenty-two (22) U.S. and foreign patent applications related to our small molecule compounds.

Research

We have devoted substantial resources to our research programs in order to isolate and develop a series of neural stem cell banks that we believe can serve as a basis for our therapeutic products. Our efforts to date have been directed at methods to identify, isolate and culture large varieties of stem cells of the human nervous system, and to develop therapies utilizing these stem cells. This research is conducted internally, through the use of third party laboratories and consulting companies under our direct supervision, and through collaboration with academic institutes.

Operating Strategy

We generally employ an outsourcing strategy where we outsource our Good Laboratory Practices or GLP preclinical development activities and Good Manufacturing Practices or GMP manufacturing and clinical development activities to contract research organizations or CRO and contract manufacturing organizations or CMO as well as all non-critical corporate functions. Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices. This outsource model allows us to better manage cash on hand and minimize non-vital expenditures. It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by similar companies.

Manufacturing

We currently manufacture our cells both in-house and on an outsource basis. We outsource the manufacturing of our pharmaceutical compound to third party manufacturers. We manufacture cells in-house which are not required to meet stringent FDA requirements. We use these cells in our research and collaborative programs. We outsource all the manufacturing and storage of our stem cells and pharmaceuticals compound to be used in pre-clinical works, and which are accordingly subject to higher FDA requirements, to Charles River Laboratories, Inc., of Wilmington, Massachusetts (stem cells) and Albany Molecular Resources, Inc. (“AMRI”) (small molecule). Both the Charles River and AMRI facilities have the capacity to be used for manufacturing under the FDA determined GMP standards in quantities sufficient for our current and anticipated pre-trial and clinical trial needs. We have no quantity or volume commitment with either Charles River Laboratories or AMRI and our cells and pharmaceutical compounds are ordered and manufactured on an as needed basis.

4

Employees

As of March 31, 2013, we had 16 full-time employees and one (1) full-time independent contractor. Of these full-time employees and contractor, 12 work on research and development and five (5) in administration. We also use the services of numerous outside consultants in business and scientific matters.

Our Corporate Information

We were incorporated in Delaware. Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, Maryland 20850, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

Where to Find More Information

We make our public filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all exhibits and amendments to these reports. Also our executive officers, directors and holders of more than 10% of our common stock, file reports with the SEC on Forms 3, 4 and 5 regarding their ownership of our securities. These materials are available on the SEC’s web site, http://www.sec.gov. You may also read or copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Alternatively, you may obtain copies of these filings, including exhibits, by writing or telephoning us at:

NEURALSTEM, INC

9700 Great Seneca Highway,

Rockville, Maryland 20850

Attn: Chief Financial Officer

Tel: (301) 366-4841

5

THE OFFERING

Common stock being offered by Selling Shareholders	Up to 2,867,078 shares

NYSE: AMEX Symbol	CUR

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

Use of Proceeds	We will not receive any proceeds from the sale of the common shares by the Selling Shareholders. In the event the warrants held by the Selling Shareholders are exercised for cash, we will receive approximately $2,713,376. The proceeds, if any, will be used for general working capital.

The number of shares of common stock to be outstanding after this offering is based on 69,437,694 shares outstanding on May 22, 2013 and excludes as of that date:

•	options representing the right to purchase a total of 69,237,964 shares of common stock at a weighted average exercise price of $1.90 per share;

•	warrants representing the right to purchase a total of 20,947,783 shares of common stock at a weighted-average exercise price of $1.99 per share;

•	restricted stock units representing the right to receive 402,193 shares of common stock; and

•	a conditional grant to purchase 2,000,000 shares of common stock subject to shareholder approval to Karl Johe, our chief scientific officer and chairman of the board of directors.

RISK FACTORS

Our common stock is subject to certain risks. This prospectus does not describe all of those risks. You should consult your own financial and legal advisors about the risks entailed by an investment in our common stock and the suitability of your investment in our common stock in light of your particular circumstances. For a discussion of some of the factors you should carefully consider before deciding to purchase any of our common stock that may be offered, please read the sections entitled “Risk Factors” in the documents incorporated by reference herein. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all of your investment. The risks and uncertainties we have described are not the only ones facing us.  Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. There will be no proceeds to us from the sale of shares of common stock in this offering. In the event the warrants held by the selling shareholders are exercised for cash, we will receive approximately $2,713,376. We will use the proceeds received from the exercise of warrants, if any, for working capital.

6

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling shareholders to offer and sell the securities to the public. The selling shareholders may offer for resale some or all of their securities at the time and price that they choose pursuant to the Plan of Distribution. On any given day, the price of our common shares will be based on the market price for our common shares, as quoted on the NYSE: MKT.

SELLING SHAREHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 2,867,078 shares consisting of: (i) 350,650 shares of our common stock, and (ii) 2,516,428 common shares issuable upon the exercise of warrants held by the selling shareholders (“Selling Shareholders”). The Selling Shareholders may exercise their warrants at any time in their sole discretion. All of the Selling Shareholders named below acquired their warrants directly from us in private transactions.

Hercules Technology III, L.P. Debt Offering

In March 2013, the Company entered into a loan and security agreement with Hercules Technology III, L.P. As part of the transaction, we issued to Hercules Technology III, L.P. a five-year warrant to purchase 648,809 shares of our common stock at an exercise price of $1.0789 per share.

In connection with the loan origination, we issued to Tripoint Global Equity, LLC, as partial compensation for advisory services: (i) 259,740 shares of our common shares, and (iii) advisor warrants, to purchase 648,798 shares of common stock.

As part of the prospectus, we are registering: (i) 648,809 shares of common stock underlying the Hercules Technology III, L.P warrant, (ii) 259,740 shares of common stock issued to Tripoint Global Equities, LLC and its affiliated persons, and (iii) 648,798 shares of common stock underlying the advisory warrants.

Aegis Capital Corp. Waiver of Possible Preferential Rights

In March 2013, we issued Aegis Capital Corp. and its affiliates an aggregate of 90,910 shares of our common stock as consideration for the waiver of any potential preferential rights contained in the underwriting agreement between the Company and Aegis Capital Corp. dated August 14, 2012. As part of this prospectus, we are registering the 90,910 shares of common stock.

Inducement Warrants

Between January and May of 2013, we received proposals from 3 warrant holders. Pursuant to the proposals, the holders agreed to exercise certain warrants for cash in exchange for the Company: (i) reducing the current exercise price of their respective warrants; and (ii) issuing such holder a replacement warrant to purchase an equal number of common shares as their purchased pursuant to the warrant exercise. As a result of the proposals, we issued a total of 698,000 inducement warrants. As part of this prospectus, we are registering the 698,000 shares of common stock underlying the inducement warrants.

Consultant Warrants

In March of 2012 we issued warrants to purchase a total of 510,821 to David Castaneda and Susan Roush. The warrants were issued as compensation for business advisor and investor relations services.

In March 2013, we issued Matching Capital Partners, LLC a common stock purchase warrant to purchase 10,000 shares of our common stock as compensation for business advisory services in connection with our wholly-owned subsidiary in the People’s Republic of China.

Set forth below is information, to the extent known to us, setting forth the name of each Selling Shareholder and the amount and percentage of common stock owned by each (including shares that can be acquired on the exercise of outstanding warrants) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares that can be acquired on the exercise of outstanding warrants) after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power for the Selling Shareholders and about transactions between the Selling Shareholders and the Company.

The Selling Shareholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each selling stockholder exercises all of its warrants and sells all of the shares issued upon exercise thereof, and that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

7

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations, recapitalizations or the triggering anti-dilution protective provisions with regard to the common stock and warrants.

Unless otherwise stated below in the footnotes, to our knowledge, no Selling Stockholder nor any affiliate of such stockholder: (i) has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

The Selling Shareholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each Selling Shareholder exercises all of its warrants and sells all of the shares issued upon exercise thereof, and that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

	Securities Beneficially Owned Before Sale (1)				Securities Beneficially Owned After Sale (2)
	Shares Held Outright	Warrants/ Options	Shares being registered	% of Class	Amount	% of Class
Hercules Technology III, L.P. Debt Offering						0.00%
Hercules Technology III, L.P. (3)		648,809	648,809	*	-	0.00%
Tripoint Global Equities, LLC (4)	64,935	162,200	227,135	*	-	0.00%
Lewis Mason (5)	155,844	389,278	545,122	*	-	0.00%
Qian Xu (5)	38,961	97,320	136,281	*	-	0.00%

Waiver Shares
Aegis Capital Corp. (6)	15,909	87,314	15,909	*	87,314	0.13%
Raffaele Gambardella (7)	7,955	87,314	7,955	*	87,314	0.13%
Philip Michaels (7)	7,955	-	7,955	*	-	0.00%
David Arthur Bocchi (7)	21,164	100,000	21,164	*	100,000	0.14%
Daniel Kordash (7)	5,207	21,500	5,207	*	21,500	0.03%
Alejandro Barrientos (7)	1,587	3,500	1,587	*	3,500	0.01%
James Tierney Tang (7)	1,587	3,500	1,587	*	3,500	0.01%
Ramnarain Jaigobind (7)	14,815	176,000	14,815	*	176,000	0.25%
Eric Lord (7)	5,290	65,000	5,290	*	65,000	0.09%
Kevin R. Mangan (7)	4,974	57,500	4,974	*	57,500	0.08%
Priyanka Mahajan (7)	4,467	51,872	4,467	*	51,872	0.07%

Inducement Warrants
David Castaneda (8)	180,000	1,582,496	233,000	*	1,529,496	2.20%
Susan Roush (9)	-	100,000	25,000	*	75,000	0.11%
Andrew Lessman	1,982,833	440,000	440,000	*	1,982,833	2.86%

Consultant Warrants
David Castaneda (10)	180,000	1,582,496	460,821	*	1,301,675	1.87%
Susan Roush (11)	-	100,000	50,000	*	50,000	0.07%
Matching Capital Partners, LLC (12)	-	10,000	10,000	*	-	0.00%
Total	2,693,483	5,766,099	2,867,078	4.13%	5,592,504	8.05%

* Represents less than 1%

**Unless otherwise stated, the individual(s) with voting and dispositive control of securities offered on behalf of trusts or custodial accounts is the individual or entity referenced in the name of such accounts.

(1)         Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There were 69,237,964 common shares outstanding as of May 21, 2013.

(2)         Includes the sale of all common share registered herein.

(3)         Hercules Growth Capital, Inc., has voting and dispositive control with respect to the securities being offered. Hercules Growth Capital, Inc. is a broker-dealer.

(4)         Mark Elenowitz, CEO, has voting and dispositive control with respect to the securities being offered. Tripoint Global Equities, LLC is a broker-dealer

(5)         Associated person of Tripoint Global Equities, LLC, a broker-dealer.

(6)         Robert Eide, CEO has voting and dispositive control with respect to the securities being offered. Aegis Capital Corp. is a broker-dealer.

(7)         Associated person of Aegis Capital Corp., a broker-dealer.

(8)         The shares being registered include (i) 175,000 shares underlying warrants pursuant to a warrant exchange in January 2013, and (ii) 58,000 shares underlying warrants pursuant to a warrant exchange in February 2013. The shares being registered do not include 460,821 shares underlying warrants issued pursuant to consulting services in January 2012.

(9)         The shares being registered include 25,000 shares underlying warrants pursuant to a warrant exchange in January 2013. The shares being registered do not include 50,000 shares underlying warrants pursuant to consulting services in January 2012,

(10)        The shares being registered include 460,821 shares underlying warrants issued pursuant to consulting services in January 2012. The shares being registered do not include (i) 175,000 shares underlying warrants pursuant to a warrant exchange in January 2013, and (ii) 58,000 shares underlying warrants pursuant to a warrant exchange in February 2013.

(11)        The shares being registered include 50,000 shares underlying warrants pursuant to consulting services in January 2012. The shares being registered do not include 25,000 shares underlying warrants pursuant to a warrant exchange in January 2013.

(12)        The shares being registered include 10,000 shares underlying warrants pursuant to consulting services. Tianning Yu, managing partner, has voting and dispositive control with respect to the securities being offered.

PLAN OF DISTRIBUTION

Each Selling Shareholder or any of their pledgees, assignees or successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE: MKT or any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rules.

In connection with the sale of the common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of the Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 150,000,000 shares designated as common stock, $0.01 par value, and 7,000,000 shares designated as preferred stock, $0.01 par value. The only equity securities currently outstanding are shares of common stock. As of May 22, 2013, there were 69,237,964 shares of common stock issued and outstanding.

The following is a summary of: (i) the material provisions of the common stock as provided for in our certificate of incorporation and bylaws, and (ii) the warrants pursuant to which 2,516,428 common shares being registered in the prospectus are issuable. For additional detail about our capital stock and the warrants, please refer to our certificate of incorporation and bylaws, and form of warrant, each as amended, copies of which are incorporated by reference into the registration statement to which this prospectus relates.

Common stock

We are registering 350,650 common shares issued to certain shareholders as compensation for advisory services as well as for the waiver of certain potential preferential rights.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. However, we are not currently paying any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and non-assessable upon issuance.

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Warrants

We are registering 2,516,428 common shares issuable upon exercise of the following outstanding warrants: (i) Hercules Technology III, L.P. Debt Offering Warrants, (ii) Inducement Warrants, and (iii) Consultant Warrants.

Hercules Technology III, L.P. Debt Offering Warrants

The material terms and provisions of the warrants pursuant to which the shares being sold pursuant to this prospectus are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by the warrants.

General. The warrants have an exercise price of $1.0789, subject to adjustment as described below, and expire on March 22, 2018. Both the Hercules Technology III, L.P. and advisor warrants have the same terms and conditions expect where described below.

Exercisability.

Hercules Technology III, L.P. Warrant — The warrants are exercisable, in whole or in part, at any time and from time to time during the period commencing at the effective date and ending on the expiration date.  The warrants are exercisable for cash or on a net issuance basis.

Advisor Warrants — The advisor warrants may be exercised for cash or on a net issuance basis in the event that there is not an effective registration statement covering the shares underlying the advisor warrant. Notwithstanding the forgoing, the advisor warrant may only be exercised on a net issuance basis after September 22, 2013.

Adjustments.

Hercules Technology III, L.P. Warrant — The number of shares underlying the warrant and the exercise price are subject to adjustment upon the occurrence of a non-public offering occurring between December 22, 2012 and March 22, 2014, a merger event, reclassification of shares, subdivision or combination of shares, or dividends as described in the warrant.

Advisor Warrant — The advisor warrant is not subject to adjustment upon the occurrence of a non-public offering.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we can make a cash payment therefore upon the basis of the exercise price.

Transferability. The Warrants are transferable pursuant to their terms.

Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants that are incorporated herein by reference.  No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

Inducement Warrants

The material terms and provisions of the warrants pursuant to which the shares being sold pursuant to this prospectus are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by the warrants.

Of the inducement warrants issued, 258,000 have an exercise price of $1.25 and expire on March 31, 2020. The following summarizes their terms:

Exercisability. The warrants are exercisable immediately for cash and on a cashless basis at any time after the one year anniversary of the issuance date and the completion of any then applicable holding period required by Rule 144.

Adjustments. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends, subsequent rights offerings, pro rata distributions and fundamental transactions. Additionally, in the event we consummate a fundamental transaction in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.   The exercise price and number of shares underlying the warrants are not subject to adjustment in the event of a subsequent financing.

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Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we can elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. The warrants are transferable pursuant to their terms.

Ownership Cap and Exercise Restrictions. Under the terms of each warrant, at no time may a holder of a warrant exercise the warrant if the acquisition of the number of shares being purchased would result in the holder owning more than 4.99% of the common stock then outstanding. This maximum percentage may be increased, subject to sixty one (61) days prior notice to us by the holder, provided that the maximum percentage may not exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised.

Registration Rights. Under the terms of the warrants, we granted the holders demand registration rights.

Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which is incorporated herein by reference.  No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

Of the inducement warrants issued, 440,000 have an exercise price of $1.25 and expire on May 1, 2016. The following summarizes their terms:

Exercisability. The warrants are exercisable immediately for cash or on a cashless basis at any time after the one year anniversary of the issuance date if there is no effective registration statement or current prospectus available for the resale of the warrant shares.

Adjustments. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends, subsequent rights offerings, pro rata distributions and fundamental transactions. Additionally, in the event we consummate a fundamental transaction in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.   The exercise price and number of shares underlying the warrants are not subject to adjustment in the event of a subsequent financing.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we can elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. The warrants are transferable pursuant to their terms.

Ownership Cap and Exercise Restrictions. Under the terms of each warrant, at no time may a holder of a warrant exercise the warrant if the acquisition of the number of shares being purchased would result in the holder owning more than 4.99% of the common stock then outstanding. This maximum percentage may be increased, subject to sixty one (61) days prior notice to us by the holder, provided that the maximum percentage may not exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised.

Call Provision. The warrant is callable by the Company in the event that certain conditions regarding: (i) price, and (ii) trading volume, and (iii) the shares underlying the warrants being subject to an effective registration statement, are met.

Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which is incorporated herein by reference.  No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

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Consultant Warrants

The material terms and provisions of the warrants pursuant to which the shares being sold pursuant to this prospectus are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by the warrants.

Of the consultant warrants, 510,821 have an exercise price of $0.99 and expire on January 6, 2022. The following summarizes their terms:

Exercisability. The warrants are exercisable immediately for cash and on a cashless basis at any time after the one year anniversary of the issuance date and the completion of any then applicable holding period required by Rule 144.

Adjustments. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.   The exercise price and number of shares underlying the warrants are not subject to adjustment in the event of a subsequent financing.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we can elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. The warrants are transferable pursuant to their terms.

Ownership Cap and Exercise Restrictions. Under the terms of each warrant, at no time may a holder of a warrant exercise the warrant if the acquisition of the number of shares being purchased would result in the holder owning more than 4.99% of the common stock then outstanding. This maximum percentage may be increased, subject to sixty one (61) days prior notice to us by the holder, provided that the maximum percentage may not exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised.

Registration Rights. Under the terms of the warrants, we granted the holders demand registration rights.

Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which is incorporated herein by reference.  No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

Of the consultant warrants, 10,000 have an exercise price of $1.4375 and expire on March 19, 2018. The following summarizes their terms:

Exercisability. The warrants are exercisable immediately for cash.

Adjustments. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we can elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. The warrants are transferable pursuant to their terms.

Ownership Cap and Exercise Restrictions. Under the terms of each warrant, at no time may a holder of a warrant exercise the warrant if the acquisition of the number of shares being purchased would result in the holder owning more than 4.99% of the common stock then outstanding. This maximum percentage may be increased, subject to sixty one (61) days prior notice to us by the holder, provided that the maximum percentage may not exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised.

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Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which is incorporated herein by reference.  No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

TRANSFER AGENT

The transfer agent for our common shares is American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, NY 10038. We act as our own transfer agent with regard to our outstanding common share purchase warrants.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Stegman & Company has no interest in the shares being registered in this filing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

NEURALSTEM, INC

9700 Great Seneca Highway,

Rockville, Maryland 20850

Attn: Chief Financial Officer

Tel : (301) 366-4841

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

 We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K filed with the Commission on March 15, 2013, for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 10, 2013;

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•	Our Current Reports on Form 8-K filed on March 27, April 5, April 17, April 24, May 5, and May 23, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•	Our Definitive Proxy Statement on Form 14A for our 2013 Annual Meeting of Stockholders, filed with the SEC on April 30, 2013; and

•	The description of our common stock contained in our Registration Statement on Form SB-2 (Registration No. 333-142451), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Commission on April 30, 2007 and declared effective May 4, 2007.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: NEURALSTEM, INC, 9700 Great Seneca Highway, Rockville, Maryland 20850 Attn: Chief Executive Officer

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

The Corporation Laws of the State of Delaware, the Company’s Articles of Incorporation and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person, shall be adjudged to be liable for negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

14

NEURALSTEM, INC.

2,867,078 Shares of Common Stock

Resale Prospectus

15

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors & Officers

The Corporation Laws of the State of Delaware, the Company’s Articles of Incorporation and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  Furthermore, the personal liability of the Directors is limited as provided in the Company's organization documents, as amended, as well as agreements that may be entered into from time to time between the our officers, directors and the Company.

Other Expenses of Issuance & Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$567.00
Financial Printer to EDGARize and Print Registration Statement	2,000.00	*
Legal Fees and Expense	10,000.00	*
Accounting Fees and Expenses	10,000.00	*
Miscellaneous	5,000.00	*
Total	$27,567.00	*

*Estimated

Exhibits

The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference as part of this Registration Statement.

Certain of the agreements filed as exhibits to this Registration Statement contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;

•	may apply standards of materiality that differ from those of a reasonable investor; and

•	were made only as of specified dates contained in the agreements and are subject to later developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and investors should not rely on them as statements of fact.

II-1

Undertakings

A.	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on May 24, 2013.

NEURALSTEM, INC
By:	/s/ I. Richard Garr
I. Richard Garr, President, Chief Executive Officer, Chief Financial Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints I Richard Garr, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

REGISTRANT’S OFFICERS AND DIRECTORS

Name	Title	Date

/s/ I. Richard Garr	President, Chief Executive Officer, General Counsel and Director	May 24, 2013
I. Richard Garr	(Principal executive officer)

/s/ I. Richard Garr	Chief Financial Officer (Principal financial and accounting officer)	May 24, 2013
I. Richard Garr

/s/ Karl Johe	Chairman of the Board and Director	May 24, 2013
Karl Johe

/s/ William Oldaker	Director	May 24, 2013
William Oldaker

/s/ Scott V. Ogilvie	Director	May 24, 2013
Scott V. Ogilvie

/s/ Stanley Westreich	Director	May 24, 2013
Stanley Westreich

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INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
3.01(i)	Amended and Restated Certificate of Incorporation of Neuralstem, Inc. filed on 9/29/05		10-K	3.01(i)	001-33672	3/31/09

3.02(i)	Certificate of Amendment to Certificate of Incorporation of Neuralstem, Inc. filed on 5/29/08		DEF 14A	Appendix I	001-33672	4/24/08

3.03(ii)	Amended and Restated Bylaws of Neuralstem, Inc. adopted on July 16, 2007		10-QSB	3.2(i)	333-132923	8/14/07

4.01	Form of Common Stock Purchase Warrant issued to Consultant on March 19, 2013	*

4.02	Form of Consultant Warrant issued Jan 2011 and March 2012 Form of Replacement Warrant issued January and February of 2013		10-Q	4.20	011-33672	8/9/12

4.03	Form of Replacement Warrant issued May of 2013		10-K	4.23	011-33672	3/31/10

4.04	Form of Lender Warrant issued March 22, 2013		8-K	4.01	001-33672	3/27/13

4.05	Form of Advisory Warrant issued March 22, 2013		8-K	4.02	001-33672	3/27/13

5.01	Opinion of Silvestre Law Group, P.C.	*

23.1	Consent of Stegman & Company	*

23.2	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.1)	*

24.1	Power of Attorney (see page II-4)	*

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